Exhibit 99.1

Allison Transmission Announces Fourth Quarter and Full Year 2022 Results

*	Record Full Year Net Sales of $2,769 million, up 15% from 2021

*	Record Full Year Diluted EPS of $5.53, up 34% from 2021

*	Record Fourth Quarter Net Sales of $718 million, up 11% year over year

*	Fourth Quarter Diluted EPS of $1.52, up 32% year over year

INDIANAPOLIS, February 15, 2023 – Allison Transmission Holdings Inc. (NYSE: ALSN) today reported an 11 percent increase in fourth quarter net sales from the same period in 2021, leading to record full year net sales and diluted EPS, driven by the realization of growth initiatives and further improvement in operating performance.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “2022 was a record year for Allison as strong customer demand across our Global On-highway and Off-highway end markets resulted in record full year revenue. Net sales growth of 15 percent was surpassed by even stronger growth in net income, up 20 percent, and diluted EPS, up 34 percent.”

Graziosi continued, “Our prudent and well-defined approach to capital allocation once again had a meaningful impact on earnings per share. In 2022, we repurchased $279 million of our common stock, representing nearly 8 percent of outstanding shares. As a result of the execution of our growth initiatives, we are guiding to another record revenue year for 2023 as we continue to increase our penetration and expand our addressable markets.”

Full Year and Fourth Quarter Financial Highlights

Net sales for the year were $2,769 million. Annual results were led by:

•

A 15 percent increase in net sales in the North America On-Highway end market principally driven by strength in customer demand for last mile delivery, regional haul and vocational trucks and year over year share increases in North America,

•	Record net sales in the Outside North America On-Highway end market, up 22 percent year over year, driven by the continued execution of our growth initiatives, including:

•	A 28 percent increase in Europe, Middle East and Africa net sales, led by strong sales in vocational truck and wheeled defense,

•	A 14 percent increase in Asia-Pacific net sales, led by a 59 percent increase in China, despite a decline in production of more than 40 percent in the Chinese commercial truck and bus market, and

•	A 38 percent increase in South America net sales, led by strong sales in bus and wheeled defense,

•

A 51 percent increase in net sales in the Global Off-Highway end market principally driven by demand for hydraulic fracturing applications in the energy sector and higher demand in the mining and construction sectors, and

•

A 14 percent increase in net sales in the Service Parts, Support Equipment and Other end market principally driven by global service parts and support equipment and price increases on certain products.

Net income for the year was $531 million. Diluted EPS for the year was $5.53. Adjusted EBITDA, a non-GAAP financial measure, for the year was $961 million. Net cash provided by operating activities for the year was $657 million. Adjusted free cash flow, a non-GAAP financial measure, for the year was $490 million.

Net sales for the quarter were $718 million. Year over year results were led by:

•	A 19 percent increase in net sales in the North America On-Highway end market principally driven by continued strength in customer demand for last mile delivery, regional haul and vocational trucks,

•

Record quarterly net sales in the Outside North America On-Highway end market, as a result of a 24 percent increase in net sales driven by the continued execution of our growth initiatives in Europe, Asia and South America, and

•	A 9 percent increase in net sales in the Service Parts, Support Equipment and Other end market principally driven by price increases on certain products.

Net income for the quarter was $141 million. Diluted EPS for the quarter was $1.52. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $245 million. Net cash provided by operating activities for the quarter was $224 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $132 million.

Full Year and Fourth Quarter Net Sales by End Market

End Market	2022 Net Sales ($M)	Year over Year % Variance	Q4 2022 Net Sales ($M)	Year over Year % Variance
North America On-Highway	$1,359	15%	$333	19%
North America Off-Highway	$86	48%	$24	(11%)
Defense	$146	(22%)	$47	(13%)
Outside North America On-Highway	$463	22%	$131	24%
Outside North America Off-Highway	$127	53%	$29	(17%)
Service Parts, Support Equipment & Other	$588	14%	$154	9%
Total Net Sales	$2,769	15%	$718	11%

Fourth Quarter Financial Results

Gross profit for the quarter was $338 million, an increase of 11 percent from $305 million for the same period in 2021. The increase in gross profit was principally driven by price increases on certain products and increased net sales partially offset by higher direct material costs.

Selling, general and administrative expenses for the quarter were $97 million, an increase of $18 million from $79 million for the same period in 2021. The increase was principally driven by higher commercial activities spending and increased product warranty expenses.

Engineering – research and development expenses for the quarter were $49 million, essentially flat from the same period in 2021.

Net income for the quarter was $141 million, an increase of $23 million from $118 million for the same period in 2021. The increase was principally driven by higher gross profit and lower income tax expense partially offset by higher selling, general and administrative expense.

Net cash provided by operating activities was $224 million, an increase of $56 million from $168 million for the same period in 2021. The increase was principally driven by higher gross profit and lower operating working capital funding requirements.

Fourth Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $245 million, an increase of $25 million from $220 million for the same period in 2021. The increase in Adjusted EBITDA was principally driven by higher gross profit.

Adjusted free cash flow for the quarter was $132 million, an increase of $27 million from $105 million for the same period in 2021. The increase was driven by higher gross profit and lower operating working capital funding requirements partially offset by higher capital expenditures.

Full Year 2023 Guidance

Allison expects 2023 Net Sales in the range of $2,825 to $2,925 million, Net Income in the range of $500 to $550 million, Adjusted EBITDA in the range of $965 to $1,025 million, Net Cash Provided by Operating Activities in the range of $605 to $665 million, Capital Expenditures in the range of $125 to $135 million, and Adjusted Free Cash Flow in the range of $480 to $530 million.

Our 2023 guidance reflects higher net sales across all of our end markets driven by price increases on certain products and the continued execution of growth initiatives.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. ET on Wednesday, February 15 to discuss its fourth quarter 2022 results. The dial-in phone number for the conference call is 1-877-425-9470 and the international dial-in number is 1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. ET on February 15 until 11:59 p.m. ET on February 22. The replay dial-in phone number is 1-844-512-2921 and the international replay dial-in number is 1-412-317-6671. The replay passcode is 13735378.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

ir@allisontransmission.com

(317) 242-7073

Claire Gregory

Director, Global External Communications

claire.gregory@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Net sales	$718	$644	$2,769	$2,402
Cost of sales	380	339	1,472	1,257

Gross profit	338	305	1,297	1,145
Selling, general and administrative	97	79	328	305
Engineering - research and development	49	50	185	171

Operating income	192	176	784	669
Interest expense, net	(30)	(29)	(118)	(116)
Other income (expense), net	7	7	(21)	19

Income before income taxes	169	154	645	572
Income tax expense	(28)	(36)	(114)	(130)

Net income	$141	$118	$531	$442

Basic earnings per share attributable to common stockholders	$1.52	$1.16	$5.53	$4.13

Diluted earnings per share attributable to common stockholders	$1.52	$1.15	$5.53	$4.13

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and Cash Equivalents	$232	$127
Accounts receivable, net	363	301
Inventories	224	204
Other current assets	47	39

Total Current Assets	866	671
Property, plant and equipment, net	763	706
Intangible assets, net	878	917
Goodwill	2,075	2,064
Other non-current assets	89	99

TOTAL ASSETS	$4,671	$4,457

LIABILITIES
Current Liabilities
Accounts payable	$195	$179
Product warranty liability	33	33
Current portion of long-term debt	6	6
Deferred revenue	38	37
Other current liabilities	208	204

Total Current Liabilities	480	459
Product warranty liability	24	20
Deferred revenue	93	99
Long-term debt	2,501	2,504
Deferred income taxes	536	514
Other non-current liabilities	163	227

TOTAL LIABILITIES	3,797	3,823
TOTAL STOCKHOLDERS’ EQUITY	874	634

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,671	$4,457

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$224	$168	$657	$635
Net cash used for investing activities (a) (b) (c)	(90)	(93)	(183)	(212)
Net cash used for financing activities	(82)	(208)	(367)	(604)
Effect of exchange rate changes on cash	—	(1)	(2)	(2)

Net increase (decrease) in cash and cash equivalents	52	(134)	105	(183)
Cash and cash equivalents at beginning of period	180	261	127	310

Cash and cash equivalents at end of period	$232	$127	$232	$127

Supplemental disclosures:
Interest paid	$33	$31	$117	$103
Income taxes paid	$17	$12	$102	$60
(a) Additions of long-lived assets	$(92)	$(63)	$(167)	$(175)
(b) Business acquisitions	$—	$—	$(23)	$—
(c) Investment in marketable securities	$—	$(41)	$—	$(41)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended		Years ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (GAAP)	$141	$118	$531	$442
plus:
Interest expense, net	30	29	118	116
Income tax expense	28	36	114	130
Depreciation of property, plant and equipment	27	27	109	104
Amortization of intangible assets	11	11	46	46
Unrealized loss (gain) on marketable securities (a)	2	(4)	22	(4)
Stock-based compensation expense (b)	4	3	18	14
Unrealized loss on foreign exchange (c)	1	1	6	—
Technology-related investments gain (d)	—	—	(6)	(3)
Acquisition-related earnouts (e)	—	—	2	1
Pension curtailment (f)	1	—	1	—
UAW Local 933 retirement incentive (g)	—	(1)	—	(2)

Adjusted EBITDA (Non-GAAP)	$245	$220	$961	$844

Net sales (GAAP)	$718	$644	$2,769	$2,402
Net income as a percent of net sales (GAAP)	19.6%	18.3%	19.2%	18.4%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	34.1%	34.2%	34.7%	35.1%
Net cash provided by operating activities (GAAP)	$224	$168	$657	$635
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(92)	(63)	(167)	(175)

Adjusted free cash flow (Non-GAAP)	$132	$105	$490	$460

(a)	Represents a loss (gain) (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(b)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(c)	Represents a loss (recorded in Other income (expense), net) on intercompany financing transactions related to investments in plant assets for our India facility.
(d)	Represents a gain (recorded in Other income (expense), net) related to investments in co-development agreements to expand our position in propulsion solution technologies.
(e)

Represents expenses (recorded in Selling, general and administrative, Engineering – research and development and Other income (expense), net) for earnouts related to our acquisition of Vantage Power Limited.

(f)	Represents a curtailment loss (recorded in Selling, general and administrative) for our European subsidiary’s defined benefit pension plan.
(g)

Represents adjustments (recorded in Cost of sales) related to a retirement incentive program for certain employees represented by the International Union, United Automobile, Aerospace and Agriculture Implement Workers of America (“UAW”) pursuant to the UAW Local 933 collective bargaining agreement effective through November 2023.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2023
	Low	High
Net Income (GAAP)	$500	$550
plus:

Depreciation and amortization	172	172
Interest expense, net	123	123
Income tax expense	149	159
Stock-based compensation expense (a)	21	21

Adjusted EBITDA (Non-GAAP)	$965	$1,025

Net Cash Provided by Operating Activities (GAAP)	$605	$665
(Deductions) to Reconcile to Adjusted Free Cash Flow:
Additions of long-live assets	$(125)	$(135)

Adjusted Free Cash Flow (Non-GAAP)	$480	$530

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).